Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

MEDIROM HEALTHCARE TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value per share(1)(2)	Rule 457(o)	—	—	$5,750,000	0.00014760	$848.70
Fees to Be Paid	Other	Representative’s Warrants (4)	Rule 457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Common Shares underlying the American Depositary Shares issuable upon exercise of the Representative’s Warrants(1)(2)(5)	Rule 457(o)	—	—	$359,375	0.00014760	$53.04
Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$6,109,375		$901.74
	Total Fees Previously Paid							$—
	Total Fee Offsets							$571.83
	Net Fee Due							$329.91

(1)

American Depositary Shares (which we refer to as “ADSs”) issuable upon deposit of the Common Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-251170), which was declared effective on December 28, 2020. Each ADS represents one Common Share.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares, no par value per share

(“Common Shares”), registered hereby also include an indeterminate number of additional Common Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(3)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Common Shares that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(4)

In accordance with Rule 457(g) under the Securities Act, because the Common Shares underlying Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the Representative’s Warrants registered hereby.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to ThinkEquity LLC, as representative of the underwriters, Representative’s Warrants that are exercisable at an exercise price equal to 125% of the price per Common Share issued in the offering in an amount equal to 5.0% of the Common Shares issued in the offering. Resales of the Representative’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby. Resales of Common Shares issuable upon exercise of the Representative’s Warrants are also being similarly registered on a delayed or continuous basis hereby. The proposed maximum aggregate offering price of the Representative’s Warrants is equal to $359,375, which is equal to 125% of $287,500 (5.0% of $5,750,000). See “Underwriting”. In addition, pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Medirom Healthcare Technologies Inc.	F-1	333-262766	(1)	February 16, 2022		$571.83	Equity	Common Shares, no par value	920,000	$6,168,600
Fee Offset Sources	Medirom Healthcare Technologies Inc.	F-1	333-262766	(1)		February 16, 2022						$571.83

(1)

The Registrant paid a registration fee of $571.83 in connection with the registration of the Registrant’s Common Shares, no par value, under the Registration Statement on Form F-1, initially filed on February 16, 2022 (File No. 333-262766) (the “Prior F-1”). The Prior F-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior F-1 was withdrawn by filing a Form RW on January 11, 2023. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $571.83, representing the fee paid in connection with the Prior F-1.